     As filed with the Securities and Exchange Commission on August 3, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       THE MAY DEPARTMENT STORES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              NEW YORK                                                                 43-0398035
  (STATE OR OTHER JURISDICTION OF                                                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                                                 IDENTIFICATION NO.)

                            ------------------------
                       THE MAY DEPARTMENT STORES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                                                 43-1104396
  (STATE OR OTHER JURISDICTION OF                                                   (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                                                 IDENTIFICATION NO.)
                                               611 OLIVE STREET
                                        ST. LOUIS, MISSOURI 63101-1799
                                                 314-342-6300

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                           RICHARD A. BRICKSON, ESQ.
                          SECRETARY AND SENIOR COUNSEL
                       THE MAY DEPARTMENT STORES COMPANY
                                611 OLIVE STREET
                         ST. LOUIS, MISSOURI 63101-1799
                                  314-342-6300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                            MARGARET L. WOLFF, ESQ.
                            VINCENT J. PISANO, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement, as market conditions permit.
                            ------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                      PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                       AMOUNT          OFFERING PRICE         AGGREGATE           AMOUNT OF
      TITLE OF SECURITIES TO BE REGISTERED       TO BE REGISTERED(1)     PER UNIT(2)      OFFERING PRICE(2)  REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------------------------
Debt Securities.................................    $850,000,000            100%            $850,000,000         $224,400(3)
--------------------------------------------------------------------------------------------------------------------------------
Guarantee of the Debt Securities................    $850,000,000             (3)                 (3)                 (3)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Or, in the case of debt securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price of the amount set forth below or, in the case of debt securities denominated in a currency other than U.S. dollars or a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.

(2) Estimated solely for the purpose of determining the registration fee.

(3) No separate consideration will be received for the Guarantee. Pursuant to Rule 429 of the Securities Act, the prospectus included herein also covers $150,000,000 of debt securities from a previous registration statement (No. 333-71413), as to which a registration fee of $41,700 was paid.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement will also be used in connection with registration statement No. 333-71413 previously filed by the registrants on Form S-3 and declared effective on February 16, 1999.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Not Complete)

Issued August 3, 2000

                                 $1,000,000,000

                       The May Department Stores Company

                                DEBT SECURITIES

     This prospectus describes debt securities which The May Department Stores Company, a New York corporation, may issue and sell at various times:

     - The debt securities may be debentures, notes or other unsecured evidences of debt.

     - We may issue the debt securities in one or several series.

     - We will not issue more than $1 billion, or the equivalent amount in other currencies, principal amount of debt securities under this prospectus.

     - The May Department Stores Company, a Delaware corporation, will unconditionally guarantee the debt securities.

     - We will determine the terms of each series of debt securities at the time of sale, and will specify those terms in a prospectus supplement which we will deliver, together with this prospectus, at the time of sale.

     We may sell the debt securities to or through underwriters, dealers or agents. We may also sell debt securities directly to investors. We will include more information about the way a particular debt security will be distributed in the prospectus supplement relating to that debt security.

     You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                            ------------------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

            , 2000

                            ------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Where You Can Find More Information.........................      2
Information About May -- the Issuer of the Debt
  Securities................................................      3
Information About the Guarantor.............................      3
Use of Proceeds.............................................      3
Ratio of Earnings to Fixed Charges..........................      4
Description of Debt Securities..............................      4
Plan of Distribution........................................     11
Experts.....................................................     11
Validity of the Debt Securities.............................     11

                            ------------------------

     You should rely only on the information contained in, or incorporated by reference into, this prospectus or the applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus or the applicable prospectus supplement. We will offer to sell these debt securities and seek offers to buy these debt securities only in jurisdictions where offers and sales are permitted. The information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement is accurate only as of the dates of this prospectus and the applicable prospectus supplement, regardless of the time of delivery of this prospectus and the applicable prospectus supplement or any sale of debt securities. In this prospectus, "May", "we", "us" and "our" refer to the issuer of these debt securities, The May Department Stores Company, a New York corporation, and the "Guarantor" refers to The May Department Stores Company, a Delaware corporation and the sole shareowner of May.
                            ------------------------

                      WHERE YOU CAN FIND MORE INFORMATION

     The Guarantor currently files, and May, prior to May 24, 1996, filed reports, proxy statements and other information with the SEC. You can obtain copies of these filings at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Those filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate information already on file at the SEC by reference, which means that we can disclose important information to you by referring you to those documents. The information we refer you to is considered to be part of this prospectus. Later information that May or the Guarantor files with the SEC will automatically update this prospectus. We refer you to the following documents:

        (a) The Guarantor's Annual Report on Form 10-K for the fiscal year ended January 29, 2000.

        (b) The Guarantor's Quarterly Report on Form 10-Q for the quarter ended April 29, 2000.

        (c) The Guarantor's Current Reports on Form 8-K dated February 24, 2000, February 29, 2000, April 19, 2000, May 23, 2000, June 5, 2000 and
            July 14, 2000.

     We also refer you to all future filings made with the SEC under Sections 13(a), 13(c), or 14 or 15(d) of the Securities Exchange Act until we sell all of the debt securities. You may receive a copy of any of these filings, at no cost, by writing or telephoning us at the following address: The May Department Stores Company, 611 Olive Street, St. Louis, Missouri 63101-1799, Attention: Corporate Communications Department, (314) 342-6300.

     You may also obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement may contain additional information that may be important to you.

                            ------------------------

           INFORMATION ABOUT MAY -- THE ISSUER OF THE DEBT SECURITIES

     May is one of the nation's largest retailing companies. Its eight department store divisions operate 422 department stores in 36 states and the District of Columbia under the following trade names and are headquartered in the following cities:

     - Lord & Taylor, New York City;

     - Hecht's, Washington, D.C., also operating as Strawbridge's, Philadelphia;

     - Foley's, Houston;

     - Robinsons-May, Los Angeles;

     - Filene's, Boston;

     - Kaufmann's, Pittsburgh;

     - Famous-Barr, St. Louis, also operating as L.S. Ayres, Indianapolis and as The Jones Store, Kansas City; and

     - Meier & Frank, Portland, Oregon, also operating as ZCMI, Salt Lake City.

     May was organized under the laws of the State of New York on June 4, 1910. We employ approximately 134,000 people in 36 states, the District of Columbia and nine offices overseas. Our principal office is at 611 Olive Street, St. Louis, Missouri 63101-1799, and our telephone number is 314-342-6300.

                        INFORMATION ABOUT THE GUARANTOR

     The Guarantor was organized under the laws of the State of Delaware. The Guarantor became the sole shareowner of May pursuant to a share exchange implemented on May 24, 1996, which resulted in changing the state of incorporation of the publicly traded company from New York to Delaware. The Guarantor's principal office is at 611 Olive Street, St. Louis, Missouri 63101-1799, and its telephone number is 314-342-6300.

     On July 3, 2000, the Guarantor and David's Bridal, Inc. announced that the Guarantor will acquire David's Bridal for $20 per share or about $436 million in a tender offer to existing David's Bridal shareowners, subject to customary regulatory approvals and certain conditions. On July 10, 2000, the Guarantor commenced a tender offer for all of the outstanding shares of David's Bridal. The tender offer is scheduled to expire at 12:00 midnight on August 7, 2000 unless the offer is extended. Following the acquisition, David's Bridal will operate as a division of the Guarantor.

                                USE OF PROCEEDS

     We will add the net proceeds from the sale of the debt securities to our general funds. We may use the net proceeds to repay a portion of our outstanding commercial paper and other short-term indebtedness, to finance our operations, and for general corporate purposes, including stock repurchases, investments and acquisitions by us or by the Guarantor. If we identify a specific purpose for the net proceeds of an offering of debt securities, we will describe that purpose in the applicable prospectus supplement.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges of the Guarantor for the periods indicated. All amounts for periods prior to May 24, 1996 represent financial information for May. May was the publicly traded entity prior to the May 24, 1996 share exchange that resulted in the Guarantor becoming the publicly traded company.

                                                   13 WEEKS ENDED                       FISCAL YEAR(1)
                                            -----------------------------    ------------------------------------
                                            APRIL 29, 2000    MAY 1, 1999    1999    1998    1997    1996    1995
                                            --------------    -----------    ----    ----    ----    ----    ----
Ratio of Earnings to Fixed Charges(2)...         3.1              3.2        5.1     4.8     4.3     4.3     4.3
                                                 ===              ===        ===     ===     ===     ===     ===

------------
(1) Fiscal years 1999, 1998, 1997, 1996 and 1995 ended on January 29, 2000,
January 30, 1999, January 31, 1998, February 1 1997, and February 3, 1996. Fiscal year 1995 included 53 weeks.

(2) For purposes of computing the ratios of earnings to fixed charges, we calculated earnings by adding to pretax earnings (a) fixed charges, excluding capitalized interest and the pretax equivalent of preferred stock dividend requirements, and (b) the total of adjustments to recognize amortization of previously capitalized interest and then subtracting dividends on ESOP Preference Shares. We calculated fixed charges by adding gross interest expense, including interest on long-term, short-term and ESOP debt, and amortization of debt discount and debt issue expense, that portion of rent expense deemed representative of the interest factor in such rent expense and the pretax equivalent of preferred stock dividend requirements.

                         DESCRIPTION OF DEBT SECURITIES

     This section describes the general terms and provisions of the debt securities we intend to issue. As used in this prospectus, "Debt Securities" means the debentures, notes, bonds and other evidences of indebtedness that we issue, the Guarantor guarantees and a trustee authenticates and delivers under the applicable indenture. You should refer to the prospectus supplement for the specific terms of the Debt Securities offered through that prospectus supplement. We will indicate in the prospectus supplement if any general provisions outlined in this section will not apply to those Debt Securities.

     We will issue the Debt Securities under one or more substantially identical indentures with one or more trustees. The indentures may include an indenture dated as of June 17, 1996 (the "Indenture") with Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee, under which we may issue an unlimited amount of Debt Securities.

     This summary is not complete and may not contain all of the information that is important to you. You should refer to the specific terms of the Indenture for a complete statement of the terms of the Indenture and the Debt Securities. When we use capitalized terms which we do not define here, those terms have the meanings given in the Indenture. When we refer to sections, we mean sections in the Indenture.

GENERAL

     The Indenture provides for the issuance of Debt Securities from time to time, in one or more series. A prospectus supplement relating to a series of Debt Securities will include specific terms relating to the offering. (section
301) These terms will include some or all of the following:

     - the title of the Debt Securities;

     - any limit on the aggregate principal amount of the Debt Securities;

     - the date or dates on which the Debt Securities will mature;

     - the rate or rates, which may be fixed or variable, per annum at which the Debt Securities will bear interest and the date from which such interest will accrue;

     - the dates on which interest will be payable and the record dates for the payment dates;

     - any mandatory or optional sinking fund or purchase fund or analogous provisions;

     - if applicable, the date after which and the price or prices at which the Debt Securities may be redeemed at our option or at the option of the Holder of the Debt Securities and the other detailed terms and provisions of any optional or mandatory redemption;

     - the place or places of payments on the Debt Securities;

     - whether the Debt Securities are issuable as Bearer Securities and, if so, whether Registered Securities are issuable;

     - special provisions relating to the issuance of any Bearer Securities of any series;

     - the currency in Dollars, Foreign Currency or any composite currency of any series;

     - any deletions from, changes in or additions to Events of Default or covenants of May in the Indenture;

     - the form of Debt Securities, Guarantee and Coupons, if any; and

     - any other terms of the Debt Securities.

FORM, DENOMINATIONS AND TRANSFERS

     We may issue the Debt Securities as Registered Securities, as Bearer Securities or both. We may issue Debt Securities of a series in global form, as described below under "Global Securities." Unless the applicable prospectus supplement specifies otherwise, we will issue

     - Registered Securities denominated in U.S. dollars only in denominations of $1,000 or any multiple of $1,000, and

     - Bearer Securities denominated in U.S. dollars only in denominations of $5,000.

The prospectus supplement relating to a series of Debt Securities denominated in a foreign or composite currency will specify the applicable denomination. (section 302)

     At the option of the Holder and subject to the terms of the Indenture, the Holder may exchange Bearer Securities (with all unmatured coupons, except as provided below) of any series into an equal aggregate principal amount of Registered Securities or Bearer Securities of the same series with the same interest rate and maturity date. The Holder also may exchange Registered Securities of any series into an equal aggregate principal amount of Registered Securities of the same series with the same interest rate and maturity date. If a Holder surrenders Bearer Securities in exchange for Registered Securities between a Regular Record Date or, in some circumstances, a Special Record Date and the relevant Interest Payment Date, the Holder will not have to surrender the coupon relating to such Interest Payment Date. A Holder may not exchange Registered Securities for Bearer Securities. (section 305)

     A Holder may present Debt Securities for exchange, and may present Registered Securities, other than a Book-Entry Security, for registration of transfer, with the form of transfer endorsed thereon duly executed, at the office of any transfer agent or at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Such registration of transfer or exchange will be effective when the transfer agent or the Security Registrar, as the case may be, is satisfied with the documents of title and identity of the person making the request. A Holder may transfer Bearer Securities by delivery. (section 305)

ORIGINAL ISSUE DISCOUNT SECURITIES

     We may offer and sell Debt Securities under the Indenture as Original Issue Discount Securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the special Federal income tax, accounting and other considerations applicable to them. An "Original Issue Discount Security" provides that we will pay less than the full principal amount if the maturity is accelerated or if the security is redeemed before its maturity upon the occurrence and continuation of an Event of Default. (section
502)

GUARANTEE

     The Guarantor will unconditionally guarantee the payment of

     - the principal of,

     - any sinking fund payment,

     - any premium,

     - interest and

     - any Redemption Price

on the Debt Securities when and as they shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, pursuant to the terms of the Debt Securities and of the Indenture. The Guarantor will endorse a Guarantee on each Debt Security. (section 1201) May, the Guarantor and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to, among other things, add any additional guarantor with respect to all or any series of Debt Securities. (section 801)

PAYMENT AND PAYING AGENTS

     In the applicable prospectus supplement, we will designate a Paying Agent at whose office you can receive all payments on Registered Securities. We may elect to pay any interest on Registered Securities (1) by check mailed to the address in the Security Register of the Person entitled thereto or (2) by wire transfer to an account specified in the Security Register maintained by the Person entitled thereto. Unless we indicate otherwise in an applicable prospectus supplement, we will pay any installment of interest on Registered Securities to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (sections 307 and 902)

     We will pay all payments on Bearer Securities in the currency and in the manner designated in the applicable prospectus supplement. (section 902)

GLOBAL SECURITIES

     We may issue the Debt Securities of a series in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We expect to deposit any of the global securities we issue in the United States with The Depository Trust Company, as Depositary. We may issue global securities in fully registered form, and in either temporary or permanent form. Unless and until a Depositary exchanges a global security in whole or in part for the individual Debt Securities it represents, the Depositary may not transfer a global security. However, the Depositary, its nominees and their successors may transfer a global security as a whole to one another. (section 203)

     We will describe the specific terms of the depositary arrangement with respect to particular Debt Securities in the prospectus supplement relating to those Debt Securities. Unless we indicate otherwise in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

     Upon the issuance of a global security, the Depositary or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by that global security to the accounts of persons that have accounts with such Depositary ("Participants"). The underwriters, dealers or agents or May will designate such accounts. We will limit ownership of beneficial interests in such global security to Participants or persons that may hold interests through Participants. The Depositary or its nominee will maintain records showing the Participants' ownership of and transfers of beneficial interests in global securities. Each Participant will maintain records showing the ownership of and transfers of beneficial interests in global securities held through that Participant. Transfers in ownership must be shown on these records to be effective. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

     So long as the Depositary or its nominee is the registered owner of a global security, we will consider the Depositary or nominee the sole owner or holder of the Debt Securities represented by the global security for all purposes. Except as described below or in the applicable prospectus supplement, if you own a beneficial interest in a global security:

     - you cannot have Debt Securities registered in your own name;

     - you cannot receive physical certificates for your interest in the Debt Securities; and

     - you will not be considered an owner or holder of Debt Securities under the Indenture, and therefore must look to your own bank or brokerage firm for payments on Debt Securities and protection of your legal rights relating to the Debt Securities.

     We will make payments with respect to Debt Securities represented by a global security registered in the name of a Depositary to the Depositary. May, the Guarantor, any trustee, any Paying Agent, the Security Registrar or any transfer agent for Debt Securities represented by a global security will not be responsible or liable for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

OPTIONAL REDEMPTION

     We will describe any optional redemption provisions relating to any series of Debt Securities in the applicable prospectus supplement for that series of Debt Securities.

SINKING FUND

     We will describe any sinking fund provisions relating to any series of Debt Securities in the applicable prospectus supplement for that series of Debt Securities.

CERTAIN RESTRICTIONS

     Unless we specify otherwise in the applicable prospectus supplement, there will not be any covenants in the Indenture or the Debt Securities that would protect you against a highly leveraged or other transaction involving May or the Guarantor that may adversely affect you as a Holder of Debt Securities.

RESTRICTED AND UNRESTRICTED SUBSIDIARIES; CERTAIN DEFINITIONS

     The Indenture contains certain restrictive covenants that apply to May, the Guarantor and the Restricted Subsidiaries. Those covenants do not apply to Unrestricted Subsidiaries. The assets and indebtedness of Unrestricted Subsidiaries are not consolidated with those of May and its Restricted Subsidiaries in calculating Consolidated Net Tangible Assets, Funded Debt or Secured Indebtedness under the Indenture. Investments by May or by its Restricted Subsidiaries in Unrestricted Subsidiaries are excluded in computing Consolidated Net Tangible Assets.

     "Subsidiary" means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by May, by one or more other Subsidiaries or by May and one or more other Subsidiaries.

     "Unrestricted Subsidiaries" are those Subsidiaries defined as such by the Indenture, i.e., certain finance Subsidiaries acquired or formed subsequent to the date of the Indenture, certain foreign Subsidiaries, certain real estate Subsidiaries and those Subsidiaries which are designated as Unrestricted Subsidiaries by the Board of Directors from time to time pursuant to the Indenture (in each case, unless and until designated as Restricted Subsidiaries by the Board of Directors pursuant to the Indenture).

     "Restricted Subsidiaries" are all Subsidiaries other than Unrestricted Subsidiaries.

     A "Wholly-owned Restricted Subsidiary" is a Restricted Subsidiary all of the outstanding Funded Debt and capital stock of which (except directors' qualifying shares) is owned by May and its other Wholly-owned Restricted Subsidiaries. (section 101)

     "Consolidated Net Tangible Assets" means the total amount of assets of May and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after excluding Investments made in Unrestricted Subsidiaries or in corporations while they are Unrestricted Subsidiaries but which are not Subsidiaries at the time of computation, after deducting

          - all liabilities and liability items, including amounts in respect of capitalized leases, except Funded Debt, capital stock and surplus, surplus reserves, deferred income taxes and deferred investment tax credits, and

          - goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles. (section 101)

     "Funded Debt" includes

          - indebtedness maturing more than 12 months after the time of computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than 12 months after the time of the computation of the amount thereof,

          - guarantees of such indebtedness or of such obligations of others or of dividends, except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business and except guarantees of such indebtedness or such obligations which are otherwise included in the definition of Funded Debt, and

          - in the case of any Subsidiary all Preferred Stock of such Subsidiary.

Funded Debt does not include any obligations in respect of lease rentals whether or not such obligations would be included as liabilities on a consolidated balance sheet of May and its Restricted Subsidiaries. May or any Restricted Subsidiary shall be deemed to have assumed Funded Debt secured by any Mortgage upon any of its properties or assets whether or not it has actually done so. (section 101)

     "Secured Indebtedness" means any Indebtedness which is secured by a Mortgage upon any assets of May or a Restricted Subsidiary, including in such assets, without limitation, shares of stock or indebtedness of any Subsidiary owned by May or a Restricted Subsidiary, provided that Indebtedness secured by a Mortgage incurred or assumed in connection with an issuance of revenue bonds the interest on which is exempt from Federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, shall not be deemed Secured Indebtedness. (section 101)

LIMITATION ON LIENS

     Unless the aggregate principal amount of all outstanding Secured Indebtedness of May and its Restricted Subsidiaries, the unsecured Funded Debt of the Restricted Subsidiaries, exclusive of any unsecured Funded Debt or Secured Indebtedness owed to May or a Wholly-owned Restricted Subsidiary, and the Indebtedness to be secured does not exceed 15% of Consolidated Net Tangible Assets, May may not, and may not permit any Restricted Subsidiary to, mortgage, pledge or create (by merger or otherwise) any lien, security interest, conditional sale or other title retention agreement or other similar encumbrance on any of the assets of May or any of its Restricted Subsidiaries (except to secure Indebtedness to May or any of its Wholly-owned Restricted Subsidiaries) without making effective provision to secure the Debt Securities at least equally and ratably with such Indebtedness, so long as such Indebtedness is so secured.

     The foregoing provision, however, does not prevent certain purchase money mortgage liens or the refunding or extension thereof, certain non-recourse liens on real property to reimburse May or any of its Restricted Subsidiaries for the cost or acquisition of or improvements to such real property, existing Mortgages, tax liens and other liens incurred in the ordinary course of business which do not materially limit the use of the property subject thereto in the operation of the business of May or of any Restricted Subsidiary or impair the value of such property for the purposes of such business, Mortgages on assets of a Restricted Subsidiary existing on the date it became a Subsidiary, or any refundings or extensions thereof not exceeding the principal amount of the Indebtedness so refunded, or extended, and applying only to the same property or assets. (section 905)

RESTRICTIONS ON MERGERS

     Neither May nor the Guarantor may consolidate or merge with or into any other corporation, or sell, lease or transfer all or substantially all of its properties and assets to another corporation, unless

     - the successor corporation is a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and assumes payment of the principal of, and premium, if any, and interest, if any, on the Debt Securities and the performance and observance of the Indenture and

     - such successor corporation shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition of the Indenture. (section 701)

WAIVER, MODIFICATION AND AMENDMENT

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any particular series may waive certain past defaults. (section
511) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, voting as a class and not by individual series, or, if less than all of the several series of Outstanding Debt Securities are affected, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected, may waive May's and the Guarantor's compliance with certain restrictive provisions. (section 911) In order to determine the aggregate principal amount of any Outstanding Debt Securities not payable in U.S. dollars, the principal amount of the Debt Securities shall be deemed to be that amount of U.S. Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange for such foreign currency or such currency unit as we or an authorized exchange rate agent may determine. (section 101)

     May, the Guarantor and the Trustee may modify and amend the Indenture with the consent (1) of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities (voting as a class and not by individual series), or (2) if less than all of the several series of Debt Securities then outstanding are affected by the modification or amendment, of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series so affected. However, no modification or amendment may, without the consent of the Holder of each Debt Security who is affected,

     - change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

     - reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of any Debt Security, or reduce the amount of the principal of a Discounted Debt Security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

     - change the place or currency of payment of principal or premium or interest on any Debt Security;

     - impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; or

     - reduce the percentages of Holders of Debt Securities or of Holders of Debt Securities of any particular series required to consent to a modification or amendment of the Indenture.

     Any modification or amendment which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series. (section 802)

EVENTS OF DEFAULT

     The following are Events of Default under the Indenture with respect to any particular series of Debt Securities:

     - failure to pay the principal of, or premium, if any, on any Debt Security of that series, or to make any sinking fund payment on any Debt Security of that series, when due;

     - failure to pay any interest installment on any Debt Security of that series when due that continues for 30 days;

     - failure to perform any other covenant of May or the Guarantor, in each case other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series, that continues for 60 days after written notice;

     - certain events of bankruptcy, insolvency, or reorganization; and

     - any other defaults provided with respect to Debt Securities of that series. (section 501)

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the series generally may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. In the case of Original Issue Discount Securities, a specified portion of the principal amount may be due and payable. If that happens, the Holders of a majority of the aggregate principal amount of the Outstanding Debt Securities of that series can, subject to certain conditions, rescind the declaration. (section 502)

     The Holder of a Debt Security of any series will have the right to begin any proceeding with respect to the Indenture or for any remedy only if:

     - the Holder has previously given the Trustee written notice of a continuing Event of Default with respect to that series;

     - the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request of, and offered reasonable indemnification to, the Trustee to begin such proceeding;

     - the Trustee has not started such proceeding within 60 days after receiving the request; and

     - the Trustee has not received directions inconsistent with such request from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series during those 60 days.

However, the Holder of any Debt Security will have an absolute right to receive payment of principal of and any premium and interest on the Debt Security when due and to institute suit to enforce such payment. (sections 506 and 509)

DEFEASANCE AND COVENANT DEFEASANCE

     When we establish a series of Debt Securities, we can provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to such Debt Securities, except as otherwise provided in the applicable Indenture ("defeasance"), or (2) to be released from our obligations with respect to such Debt Securities described above under "Limitations on Liens," and "Restrictions on Mergers" ("covenant defeasance"), if we deposit with the Trustee, in trust for such purpose, sufficient money, and/or U.S. Government Obligations or Foreign Government Securities to pay the principal of, and premium, if any, interest and any other sums due on such Debt Securities, on the scheduled due dates for these payments. The prospectus supplement will describe the provisions, if any, permitting such defeasance or covenant defeasance with respect to any series of Debt Securities and the effect of such defeasance or covenant defeasance under Federal tax law. (section 403)

REGARDING THE TRUSTEE

     We engage in banking transactions in the ordinary course of business with Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago).

                              PLAN OF DISTRIBUTION

     We may sell or offer to sell Debt Securities directly or to or through underwriters, agents or dealers who will be named in the prospectus supplement or an underwriting syndicate, represented by one or more managing underwriters, that we will name in the prospectus supplement.

     We may distribute Debt Securities from time to time in one or more transactions and may sell them at a fixed price or prices, which we may change, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities to underwriters, underwriters may receive compensation from us or from purchasers in the form of discounts, concessions or commissions. Underwriters, agents and dealers that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Debt Securities by them may be considered underwriting discounts and commissions under the Securities Act. We will identify any such underwriter and describe any such compensation in the prospectus supplement.

     We may agree to indemnify underwriters, agents and dealers who participate in the distribution of Debt Securities against certain liabilities, including liabilities under the Securities Act.

     The Debt Securities are new securities with no established trading market. If we have not listed a series of Debt Securities offered hereunder on a national securities exchange, certain broker-dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give you any assurance that any broker-dealer will make a market in the Debt Securities of any series or as to the liquidity of the trading market for the Debt Securities.

                                    EXPERTS

     The consolidated financial statements and schedules of the Guarantor incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited interim financial information for the quarters ended April 29, 2000 and May 1, 1999, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                        VALIDITY OF THE DEBT SECURITIES

     The validity of the Debt Securities and the Guarantee will be passed upon for May and the Guarantor, respectively, by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for the underwriters or agents by counsel we will identify in the prospectus supplement. Mrs. Helene L. Kaplan, Esq., of counsel to Skadden, Arps, Slate, Meagher & Flom LLP, is a member of the Guarantor's board of directors and owns 17,504 shares of the Guarantor's common stock.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, will be paid by May and are:

Filing Fee for Registration Statement.......................    $224,400
Rating Agency Fees..........................................      45,000
Legal Fees and Expenses.....................................      60,000
Accounting Fees and Expenses................................      30,000
Blue Sky Fees and Expenses..................................      25,000
Printing and Engraving Fees.................................      25,000
Trustee's Fees..............................................       6,000
Miscellaneous...............................................       4,000
                                                                --------
                                                                $419,400
                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 7 of the New York Business Corporation Law ("NYBCL") and a provision of May's By-Laws provide for indemnification of directors and officers under certain conditions including the possibility of indemnification against liabilities under the Securities Act.

     Section 145 of the Delaware General Corporation Law ("DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and without negligence or misconduct in the performance of their duties to the corporation. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article Eleventh of the Amended and Restated Certificate of Incorporation of the Guarantor (the "Guarantor Charter") and Article VI of Guarantor's By-Laws provide that the Guarantor shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareowners; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of or dividends on, capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Guarantor Charter contains such a provision.

     The Guarantor and May have entered into indemnification agreements with their respective directors and certain executive officers. Each indemnification agreement provides, among other things, (1) for indemnification to the fullest extent permitted by law against all expenses, judgments, fines and penalties incurred in connection with, and amounts paid in settlement of, any claim against the indemnified party, provided it is determined pursuant to the agreement that the indemnitee is entitled to be indemnified under the applicable standard of conduct under the DGCL, in the case of the Guarantor, and under the NYBCL, in the case of May; (2) for advancement of expenses to the indemnitee in connection with the indemnitee's defense of any threatened or pending claim, provided that if it is determined pursuant to the agreement that the indemnitee would not be permitted to be indemnified under applicable law, the Guarantor or May, as applicable, shall be entitled to be reimbursed by the indemnitee for all such amounts previously paid; (3) for the creation of a trust for the benefit of the indemnitee in the event of a potential change in control of the Guarantor or May, as applicable, which shall be funded from time to time at the request of the indemnitee in an amount sufficient to satisfy the Guarantor's or May's, as applicable, indemnification obligations under the agreement; and (4) that no legal action be brought and no cause of action be asserted by or on behalf of the Guarantor, or May, as applicable, against the indemnitee after the expiration of the earlier of the applicable statute of limitations or two years after the date of accrual of such cause of action. Similar indemnification agreements may be entered into from time to time with additional officers of the Guarantor or May. In addition, the Guarantor has a directors' and officers' liability insurance policy. Paragraph VI of the Underwriting Agreement will provide for indemnification of directors and officers under certain circumstances.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

     1.1. Form of Distribution Agreement (incorporated herein by reference to Exhibit 1 to May's Current Report on Form 8-K,
             File No. 1-79, dated February 8, 1991).
     1.2. Form of Underwriting Agreement (incorporated herein by reference to Exhibit 1.1 to the Guarantor's Current Report on Form 8-K, File No. 1-79, dated July 14, 2000).
     4.1. Conformed copy of Indenture dated as of June 17, 1996 among May, the Guarantor and Bank One Trust Company, National
             Association (successor in interest to The First National
             Bank of Chicago), as Trustee (incorporated herein by reference to Exhibit 4.1 to Registration Statement No.
             333-06171).
     5.      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
    12.      Computation of Ratio of Earnings to Fixed Charges
             (incorporated herein by reference to Exhibit 12 to the Guarantor's Quarterly Report on Form 10-Q, File No. 1-79, for the period ended April 29, 2000).
    23.1.    Consent of Arthur Andersen LLP.
    23.2.    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
             (included in their opinion filed as Exhibit 5 to this Registration Statement).
    24.      Powers of Attorney.
    25.1.    Statement of Eligibility of Trustee (Bank One Trust Company,
             National Association).

     The form or forms of Debt Securities with respect to each particular offering of securities registered hereunder will be filed as an exhibit to a report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective registrant of expenses incurred or paid by a director, officer or controlling person of the respective registrant in the successful defense of any action, suit or proceeding) is asserted against the respective registrant by such director, officer or controlling person in connection with the securities being registered, the respective registrant will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON THE 3RD DAY OF AUGUST, 2000.

                                            THE MAY DEPARTMENT STORES COMPANY
                                            (a New York corporation)

                                            By     /S/ RICHARD A. BRICKSON
                                              ----------------------------------
                                                     RICHARD A. BRICKSON
                                                          SECRETARY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                    SIGNATURE                                   TITLE                    DATE
                    ---------                                   -----                    ----
           PRINCIPAL EXECUTIVE OFFICER:

                        *                           President and Chief Executive  August 3, 2000
--------------------------------------------------    Officer
                  EUGENE S. KAHN

                        *                           Director and Chairman of the   August 3, 2000
--------------------------------------------------    Board
                  JEROME T. LOEB

   PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                        *                           Director, Vice Chairman and    August 3, 2000
--------------------------------------------------    Chief Financial Officer
                  JOHN L. DUNHAM

                        *                           Director, Senior Vice          August 3, 2000
--------------------------------------------------    President and Treasurer
                  JAN R. KNIFFEN

*By     /S/ RICHARD A. BRICKSON
     ------------------------------
          RICHARD A. BRICKSON
            ATTORNEY-IN-FACT

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ST. LOUIS, STATE OF MISSOURI, ON THE 3RD DAY OF AUGUST, 2000.

                                            THE MAY DEPARTMENT STORES COMPANY
                                            (a Delaware corporation)

                                            By     /S/ RICHARD A. BRICKSON
                                              ----------------------------------
                                                     RICHARD A. BRICKSON
                                                          SECRETARY

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
            PRINCIPAL EXECUTIVE OFFICER:

                          *                            Director, President and Chief   August 3, 2000
-----------------------------------------------------    Executive Officer
                   EUGENE S. KAHN

                          *                            Director and Chairman of the    August 3, 2000
-----------------------------------------------------    Board
                   JEROME T. LOEB

                          *                            Director and Vice Chairman      August 3, 2000
-----------------------------------------------------
                 ANTHONY J. TORCASIO

                          *                            Director and Executive Vice     August 3, 2000
-----------------------------------------------------    President of Acquisitions
                    R. DEAN WOLFE                        and Real Estate
     PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

                          *                            Director, Vice Chairman and     August 3, 2000
-----------------------------------------------------    Chief Financial Officer
                   JOHN L. DUNHAM

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                   MARSHA J. EVANS

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                  HELENE L. KAPLAN

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                   JAMES M. KILTS

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                  RUSSELL E. PALMER

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                  WILLIAM D. PEREZ

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                 MICHAEL R. QUINLAN

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                 WILLIAM P. STIRITZ

                          *                            Director                        August 3, 2000
-----------------------------------------------------
                  ROBERT D. STOREY

                          *                            Director                        August 3, 2000
-----------------------------------------------------
               EDWARD E. WHITACRE, JR.

*By     /S/ RICHARD A. BRICKSON
     ------------------------------
          RICHARD A. BRICKSON
            ATTORNEY-IN-FACT